Exhibit 10.1

DIRECTOR SHARE PLAN NOVA MINERALS LIMITED ACN 006 690 348 Date Adopted: 14 November 2024 Date Updated: N/A

PURPOSE, COMMENCEMENT AND INTERPRETATION

1.	PURPOSE OF THIS PLAN

1.1	The Board of the Company has adopted this Plan to give effect to the approval of Shareholders to provide the opportunity for Eligible Persons to participate in the Plan and receive Shares (either personally or via a nominee(s)) in lieu of cash remuneration for Director services provided to the Company.

2.	COMMENCEMENT

This Plan commences upon the day the Shareholders resolve to adopt the Plan.

3.	DEFINITIONS

3. 1.	In this Plan, unless the context otherwise requires:

“ASIC” means the Australian Securities and Investments Commission;

“ASX” means (as the context requires) ASX Limited or the prescribed financial market known as ASX operated by ASX Limited and/or its subsidiaries;

“ASX Listing Rules” means the listing rules of ASX including as amended from time to time;

“Board” means the board of Directors from time to time (but does not imply a requirement that any act be authorised by a unanimous decision of the Board);

“Company” means Nova Minerals Limited [ACN 006 690 348];

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“Constitution” means the constitution of the Company including as amended from time to time;

“Corporations Act” means the Corporations Act 2001 (Cth) including as amended from time to time;

“Director” means a director from time to time of the Company;

“Eligible Person” means a person who is a Director at the date of an Invitation to that person;

“ESS Invitation” means an invitation made under the ESS Regime;

“ESS Regime” means Division 1A of Part 7.12 of the Corporations Act, including as amended from time to time (including but not limited to by ASIC legislative instrument);

“Invitation” means an invitation by the Company to an Eligible Person to participate in this Plan and apply for Shares to be issued pursuant to this Plan;

“Issue Price” means the price per Share under the Plan, being the VWAP of Shares on the five trading days on which trades in Shares were made on ASX prior to the month for which the relevant Directors fees for which the Shares are to be issued in accordance with the Invitation are payable.

“Non-ESS Invitation” means an Invitation made other than under the ESS Regime;

“Plan” means this Director Share Plan including as amended from time to time;

“Share” means an ordinary fully paid share in the capital of the Company;

“Securities Trading Policy” means the securities trading policy of the Company including as amended from time to time;

“Shareholder” means a person who is a registered holder of one or more Shares; and

“VWAP” means “Volume Weighted Average Price” as that term is defined in the ASX Listing Rules.

4.	INTERPRETATION

4. 1.	In this Plan, unless the context otherwise requires:

(a)	headings are for convenience only and do not affect the interpretation of this Plan;

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(b)	the singular includes the plural and vice versa;

(c)	the word person includes a firm, a body corporate, an unincorporated association and an authority;

(d)	a reference to any status, ordinance, code or other law includes regulations and other instruments under, and consolidations, amendments, re-enactments or replacements of, any of them;

(e)	a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

(f)	a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

(g)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(h)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(i)	specifying anything after the words “including” or “for example” or similar expressions does not limit what else is included; and

(j)	a reference to time is a reference to the time in Melbourne, Victoria, Australia.

4. 2.	Nothing in this Plan will apply to permit or authorise, or be interpreted as permitting or authorising, any act (including an omission) prohibited by law of which is contrary to the constitution of the Company. Acts ancillary to the exercise of powers under this Plan including acts to comply with the law or the constitution of the Company in order to give effect to the purpose and intention of this Plan are acts under this Plan.

4. 3.	If at any relevant time any securities of the Company are admitted to official quotation on ASX this Plan shall be interpreted and applied in accordance with and subject to all applicable ASX Listing Rules.

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5.	NUMBER OF SHARES

5. 1.	The total maximum number of Shares which may be offered and issued under this Plan from time to time is 13,600,000. If the Invitation is an ESS Invitation, as a condition precedent of that ESS Invitation the total number of Shares offered or issued pursuant this Plan must not exceed 5% (or, if the Constitution specifies an issue cap percentage for the purposes of the Plan, that percentage) of the number of Shares on issue in the Company at the date of the ESS Invitation.

5. 2.	For the purposes of clause 5.1, Shares are deemed not to have been offered under this Plan if:

(a)	The recipient of the Invitation was not an Eligible Person at the time the Invitation was sent; or

(b)	The Invitation was not duly authorised by the Board prior to being sent; or

(c)	The Shares the subject of the Invitation have not been approved for issue by the Shareholders; or

(d)	The Invitation to apply for the Shares was not able to be made in accordance with applicable law and the Board withdrew the relevant Invitation on that basis.

PARTICIPATION IN THIS PLAN

6.	ELIGIBILITY AND ENTITLEMENT

6. 1.	Subject to the ASX Listing Rules (if applicable), the Corporations Act and this Plan, the Board shall determine from time to time if an Eligible Person is to be offered the opportunity to participate in this Plan and be provided with an Invitation to acquire Shares for the Issue Price. An Eligible Person must not participate in any decision of the Board in respect of a proposed Invitation to that Eligible Person.

6. 2.	The Issue Price is to be paid by the Eligible Person authorising the Company to apply the cash remuneration for Director services provided by the Eligible Person to the Company in respect of the Shares for which the Issue Price is payable by the Eligible Person. By signing and returning an Invitation, the Eligible Person authorises the Company to apply the cash remuneration the Eligible Person otherwise would have received for Director services provided to the Company in satisfaction of the Issue Price for the Shares in accordance with an Invitation that is accepted by the Eligible Person.

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6. 3.	The participation of an Eligible Person under this Plan is subject to Shareholder approval of the issue of Shares under with the Plan to that Eligible Person (and/or the nominee(s) of that Eligible Person). If Shareholder approval has not been sought in respect of an Invitation prior to that Invitation being made to an Eligible Person, the Company must seek Shareholder approval in accordance with this clause 6.3 as a condition precedent of that Invitation and prior to the issue of Shares to the Eligible Person. If Shareholders determine not to approve a resolution that seeks approval for the participation of an Eligible Person in this Plan by way of an issue of Shares under and the Plan to an Eligible Person (and/or the nominee(s) of that Eligible Person), no Invitation may be made to that Eligible Person and, in the event an Invitation has already been made to that Eligible Person, such Invitation will be deemed to have been withdrawn, will not be capable of acceptance and no Shares will be issued in respect of that Invitation.

6. 4.	If the Board determines that Shares are to be offered to an Eligible Person by providing that Eligible Person with an Invitation, that Eligible Person shall be invited to apply in his or her name or in the name of his or her nominee (provided such nominee is approved by the Board) for all or part of the Shares offered to that person. Subject to compliance with the other terms and conditions of this Plan (including clause 6.3) and applicable law, The Company shall issue the agreed number of Shares following receipt (within the time, if any, specified in the Invitation) of the acceptance of the Invitation and application for the Shares.

6. 5.	Until the issue of the Shares pursuant to an Invitation, the Eligible Person has no claim to those Shares.

6. 6.	The Board retains the right to withdraw an Invitation at any time prior to receiving a duly completed Invitation from the Eligible Person to whom the Invitation has been made by the Company and prior to receipt of Shareholder approval as contemplated by clause 6.3.

6. 7.	It is a term of any Invitation that it may not be accepted by a person who is not an Eligible Person or who is a person to whom securities cannot be offered or issued without disclosure under the Corporations Act. The making or acceptance of an Invitation, or the issue of Shares, does not result in or deem a person to be an Eligible Person or to be a person to whom securities can be offered or issued without disclosure under the Corporations Act.

6. 8.	By accepting an Invitation, an Eligible Person (and, if applicable, their nominee(s)) who are proposed to receive the Shares the subject of an Invitation) is deemed to agree to be bound by the Constitution.

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7.	ACCEPTANCE

7. 1.	The Company shall accept and treat as valid any application or acceptance in response to an Invitation provided that the application accords, in all respects, with this Plan, is for the number of Shares to which the Eligible Person is invited to apply for and the Invitation has not been withdrawn.

7. 2.	Each Eligible Person (and, if applicable, his or her nominee(s)) will be taken to agree to be bound by this Plan upon the acceptance of an Invitation from the Company to take up Shares under this Plan.

8.	PROVISION OF INFORMATION – ESS REGIME

8. 1.	This clause 8 only applies to an ESS Invitation. An Invitation that is a Non-ESS Invitation is not required to comply with this Clause 8 and the terms of this Plan shall operate in respect of a Non-ESS Invitation as if the remainder of this clause 8 had been severed from this Plan. An Invitation which does not comply with the remainder of this clause 8 and/or the ESS Regime is deemed to be a Non-ESS Invitation.

8. 2.	An ESS Invitation must be expressed to be made under the ESS Regime.

8. 3.	An ESS Invitation must be accompanied by the information that is required to be provided by the Company pursuant to the ESS Regime.

8. 4.	The ESS Invitation must provide that the Eligible Person (or his or her nominee(s)) cannot acquire the Shares the subject of the ESS Invitation until at least 14 days after the ESS Invitation and all information required to be provided under clause 8.3 have been given to the Eligible Person.

8. 5.	An offer pursuant to an ESS Invitation must comply with the monetary cap under Section 1100ZA of the Corporations Act.

SHARES

9.	TERMS OF ISSUE

9. 1.	Shares issued under this Plan are fully paid ordinary shares in the capital of the Company but may be subject to restrictions, special requirements or other terms of issue without necessarily forming a distinct class of securities for the purposes of the Corporations Act.

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9. 2.	The Board may determine the restrictions, special requirements or other terms of issue of any Share which may be issued under this Plan, provided such is described in the Invitation to apply for the Share. The description may be by way of reference to this Plan (which is deemed to be incorporated in any such invitation or offer as if set out in the invitation or offer in full) or any other document provided that, without limiting the other ways a copy may be made available, the Board will make a copy available to the named recipient of the invitation or offer within a reasonable period of a written request to do so.

MISCELLANEOUS

10.	AMENDMENT OF THIS PLAN

This Plan may only be amended with the prior approval of the Shareholders. If the Company is admitted to the official list of ASX, this Plan may only be amended in accordance with the listing rules of ASX.

11.	RIGHTS OF EMPLOYEES OR CONSULTANTS

This Plan shall not form part of any contract of employment between the Company and any Eligible Person and shall not confer directly or indirectly on any employee or consultant any legal or equitable rights.

12.	GOVERNING LAW

This Plan, any Shares issued under this Plan and any Invitation or application under this Plan shall be governed by the laws applying in the State of Victoria, Australia. Each person who accepts an Invitation, or who applies for Shares issued under this Plan submits to the non-exclusive jurisdiction of the Courts of the State of Victoria, Australia and the Courts of appeal therefrom.

13.	POWERS OF DIRECTORS

13. 1.	This Plan shall be administered by the Board who shall have the power to:

(a)	determine procedures from time to time for administration of this Plan consistent with this Plan;

(b)	subject to clause 10 of this Plan and (if applicable) the listing rules, amend or modify this Plan; and

(c)	resolve conclusively all questions of fact or interpretation arising in connection with this Plan.

13. 2.	The Board may delegate any of its powers under this Plan other than the powers in clauses 11.2(b). An act by a delegate in accordance with a delegation of powers by the Board will be as good, effective and binding as if it were an act of the Board.

14.	TERMINATION AND SUSPENSION OF PLAN

14. 1.	This Plan may at any time be terminated by the Board but such termination shall not, in and of itself, affect the rights of holders of Shares issued or the terms of Shares issued prior to such termination.

14. 2.	The Board may suspend the operation of this Plan for any period it considers desirable, but such suspension will not affect holders of Shares or the terms of Shares issued prior to such suspension.

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